SCHEDULE 14A INFORMATION
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First Franklin Corporation
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING AT THE MEETING
OWNERSHIP OF COMPANY STOCK
PROPOSAL ONE — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
RELATED PERSON TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
OTHER MATTERS

FIRST FRANKLIN CORPORATION
4750 ASHWOOD DRIVE
CINCINNATI, OHIO 45241
(513) 469-5352
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 18, 2009
     The Annual Meeting of Stockholders (the “Meeting”) of First Franklin Corporation (“we,” “us” or the “Company”), the holding company for The Franklin Savings and Loan Company, will be held at the Company’s corporate offices located at 4750 Ashwood Drive, Cincinnati, Ohio 45241, on May 18, 2009, at 3:00 p.m. local time.
     The Meeting is for the following purposes, all of which are described in the accompanying Proxy Statement:
1.	The reelection of two directors;

2.	The ratification of the selection of Clark, Schaefer, Hackett & Co. as our independent registered public accounting firm for the 2009 fiscal year; and

3.	Such other matters as may properly come before the Meeting or any adjournments thereof.
     Action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned.
     Only our stockholders of record at the close of business on March 25, 2009, are entitled to vote at the Meeting and any adjournments. You may cast your vote for the Meeting online or by telephone. Your proxy will not be used if you submit a written revocation or a later-dated proxy or online or telephone vote to us before the commencement of voting at the Meeting or if you attend the Meeting and vote in person.

Cincinnati, Ohio	By Order of the Board of Directors
April 7, 2009

Thomas H. Siemers
President and Chief Executive Officer

FIRST FRANKLIN CORPORATION
4750 ASHWOOD DRIVE
CINCINNATI, OHIO 45241
(513) 469-5352
PROXY STATEMENT
Annual Meeting of Stockholders
May 18, 2009
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Franklin Corporation (the “Company,” “First Franklin,” “we” or “us”) of proxies to be used at our 2009 Annual Meeting of Stockholders (the “Meeting”) and all adjournments of the Meeting. We will hold the Meeting at our corporate offices located at 4750 Ashwood Drive, Cincinnati, Ohio 45241, on May 18, 2009, at 3:00 p.m. local time. On or about April 7, 2009, we began mailing to our stockholders of record the Notice of Internet Availability containing instructions on how to access our Notice of Annual Meeting of Stockholders, this Proxy Statement and our 2008 Annual Report to Stockholders.
Purpose of the Meeting; Proxies
     The shares represented by proxies will be voted at the Meeting and at all adjournments. You may revoke your proxy at any time before the commencement of voting at the Meeting by either (i) submitting a written revocation or a later-dated proxy to our Secretary, or (ii) attending the Meeting and revoking your proxy in open meeting or voting in person before the proxy is exercised. Attending the Meeting will not, by itself, revoke a proxy. Each properly executed proxy received by our Board of Directors (the “Board”) and not revoked will be voted as directed by the stockholder or, in the absence of specific instructions to the contrary, will be voted:
FOR	the reelection of Richard H. Finan and Mary W. Sullivan as directors of the Company for terms expiring in 2012; and

FOR	the ratification of the selection of Clark, Schaefer, Hackett & Co. (“Clark, Schaefer”) as our independent registered public accounting firm for the 2009 fiscal year.
Voting Rights
     Only stockholders of record as of the close of business on March 25, 2009, are entitled to notice of, and to vote at, the Meeting. Each stockholder is entitled to one vote for each share held on March 25, 2009. As of that date, we had 1,680,684 shares of common stock issued and outstanding.
Internet Availability of Proxy Materials
     Under recently adopted Securities and Exchange Commission (“SEC”) rules, we have elected to furnish our proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement and our 2008 Annual Report to Stockholders, by providing access to those documents on the Internet. Our stockholders will not receive printed copies of those materials unless they request them.
     A Notice of Internet Availability that provides instructions for accessing our proxy materials was mailed directly to our stockholders of record. The Notice of Internet Availability provides instructions for our record stockholders to vote their shares over the Internet or by telephone. Record holders who prefer to receive paper or email copies of our proxy materials should follow the instructions provided in the Notice of Internet Availability to request such copies.

     For “street-name” and other beneficial owners, a notice directing you to a website where you will find our proxy materials has been sent to you by your bank, broker or other nominee who is considered the record holder of your shares. Your broker, bank or other nominee has also provided instructions to you on how you may request paper or email copies of our proxy materials.
Proxy Solicitation Costs
     Proxies may be solicited by the directors, officers, and other employees of the Company and/or The Franklin Savings and Loan Company (“Franklin”) in person or by telephone, mail, facsimile or e-mail for use only at the Meeting. We will pay the costs of preparing and assembling our proxy materials and mailing the Notice of Internet Availability (and, if applicable, paper copies of our proxy materials), and we will pay all other costs incurred in the solicitation of proxies by our Board, other than electronic access, Internet or phone charges that may be incurred by stockholders.
VOTING AT THE MEETING
Vote Required and Quorum
     A majority of the shares of our issued and outstanding common stock, present in person or represented by proxy, constitutes a quorum for the Meeting. The following proposals must receive the corresponding vote to be adopted:

	Proposal	Required Vote

1.	Election of two directors	The nominees receiving the greatest number of votes will be elected.

2.	Ratification of the selection of Clark, Schaefer as our independent registered public accounting firm for the 2009 fiscal year	The affirmative vote of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote.

Broker Non-Votes; Counting of Votes
     If your shares are held in street name and you do not provide voting instructions to your broker, bank or other record holder, brokerage firms have the authority, under applicable rules of The NASDAQ Stock Market LLC (“NASDAQ”) and other self-regulatory organizations of which they are members, to vote your shares in their discretion on certain routine matters. The uncontested election of directors and the ratification of auditors are considered routine. Proxies signed and submitted by brokerage firms which have not been voted are referred to as “broker non-votes.” Broker non-votes, abstentions, and proxies as to which the authority to vote is withheld are counted toward the establishment of a quorum.
     Because a plurality of the votes cast is required for the election of directors, abstentions, broker non-votes and withheld votes do not have any impact on the election of directors. However, the affirmative vote of a majority of the shares present at the meeting and entitled to vote is required to ratify the selection of Clark, Schaefer. Abstentions will have the effect of votes against ratification. Broker non-votes, however, are not deemed to be “entitled to vote” and will not be included in the voting results on the ratification of the selection of Clark, Schaefer.
How to Vote
     After receiving the Notice of Internet Availability, record holders are urged to visit www.ViewMaterial.com/FFHS to access our proxy materials. You will have the opportunity to vote your shares online at www.ViewMaterial./FFHS com until May 18, 2009 at 6:00 a.m. Eastern Daylight Time. When voting online, you must follow the instructions posted on the Website and you will need the control number included on your Notice of Internet Availability. You may also vote by telephone by following the instructions provided on the Notice of Internet Availability. If, after receiving the Notice of Internet Availability, you request that we send you paper or electronic copies of our proxy materials, you may also vote by completing, dating and signing the proxy card and returning it in the envelope provided. If you properly complete your proxy online or you complete, date, sign and return your proxy card, your shares will be voted as you direct. If you are a stockholder of record and attend the Meeting, you may deliver your completed proxy card in person.
     Beneficial or street name holders are able to instruct the broker, bank or other holder of record how to vote their shares by following the directions provided by the holder of record. If you are a beneficial holder, please contact your broker, bank or other holder of record to determine the means by which you can direct voting and the applicable deadlines. Additionally, if you are a beneficial holder and wish to vote in person at the Meeting, you will need to obtain a completed proxy from the record holder of the shares.
     If you submit a proxy but do not specify how it should be voted (other than broker non-votes), it will be voted in accordance with the Board’s recommendations set forth in this Proxy Statement. The Board recommends that you vote FOR the reelection of the director nominees and FOR the ratification of the selection of Clark, Schaefer.
OWNERSHIP OF COMPANY STOCK
     The following table contains share ownership information as of March 25, 2009, for (i) each of our directors, (ii) each individual named in the Summary Compensation Table under the heading “Executive Compensation,” (iii) and all directors and officers of the Company and its most significant subsidiary, Franklin, as a group.

Name (1)	Shares Beneficially Owned (2)		Percent of Class (3)

Richard H. Finan	84,174	(4)	5.00

John J. Kuntz	2,150	(5)	0.13

John L. Nolting	6,000	(6)	0.36

Gretchen J. Schmidt	84,647	(7)	4.98

Thomas H. Siemers	399,022	(8)	23.67

Mary W. Sullivan	6,375	(9)	0.38

Daniel T. Voelpel	69,484	(10)	4.10

All directors and executive officers of the Company and Franklin as a group (11 persons)	683,050	(11)	39.25

(1)	Each of the persons listed in this table may be contacted at the Company’s address at 4750 Ashwood Drive, Cincinnati, Ohio 45241.

(2)	Unless otherwise indicated by footnote, the individual has sole voting and investment power for all shares reported as beneficially owned.

(3)	Based on 1,680,684 shares outstanding, plus the number of vested stock options held by the person or group.

(4)	Includes 1,500 shares that may be acquired upon the exercise of stock options and 37,500 shares as to which Mr. Finan shares voting and investment power.

(5)	Includes 750 shares that may be acquired upon the exercise of stock options.

(6)	Includes 4,250 shares that may be acquired upon the exercise of stock options.

(7)	Includes 18,000 shares that may be acquired upon the exercise of stock options, 20,706 shares allocated to Ms. Schmidt’s account in The Franklin Savings and Loan Company Employee Stock Ownership Plan (the “ESOP”) and 1,350 shares as to which Ms. Schmidt shares voting and investment power.

(8)	Includes 4,875 shares that may be acquired upon the exercise of stock options, 39,829 shares allocated to Mr. Siemers’ ESOP account as to which he has sole voting and investment power, 33,656 shares as to which Mr. Siemers has shared voting and investment power, and 169,666 shares owned by the ESOP and allocated to the accounts of participants other than Mr. Siemers as to which Mr. Siemers has shared investment power as the ESOP Trustee.

(9)	Includes 3,000 shares that may be acquired upon the exercise of stock options and 1,500 shares as to which Ms. Sullivan shares voting and investment power.

(10)	Includes 15,000 shares that may be acquired upon the exercise of stock options, 32,038 shares allocated to Mr. Voelpel’s ESOP account and 19,020 shares as to which Mr. Voelpel shares voting and investment power.

(11)	Includes shares held directly, shares allocated to executive officers’ accounts in the ESOP, shares that may be acquired upon the exercise of stock options and shares held by certain family members over which the specified persons effectively exercise sole or shared voting and investment power. Also includes the shares that may be deemed to be beneficially owned by Mr. Siemers as Trustee of the ESOP. Shares owned by the ESOP are counted only once in calculating the total number of shares held by Mr. Siemers and the other directors and executive officers as a group.
     The following table contains share ownership information as of March 25, 2009, regarding those persons or entities known by us to beneficially own five percent or more of our outstanding shares:

Name and Address	Shares Beneficially Owned	Percent of Class

Thomas H. Siemers (1)	399,022	23.67
4750 Ashwood Drive Cincinnati, Ohio 45241

The Franklin Savings and Loan Company	209,495	12.46
Employee Stock Ownership Plan (2) 4750 Ashwood Drive Cincinnati, Ohio 45241

Jeffrey L. Gendell (3)	116,800	6.95
55 Railroad Ave. 3rd Floor Greenwich, Connecticut 06830

Tontine Financial Partners, L.P. (3)	108,600	6.46
Tontine Management, L.L.C. (3) 55 Railroad Ave. 3rd Floor Greenwich, Connecticut 06830

Richard H. Finan (4)	84,174	5.00
4750 Ashwood Drive Cincinnati, Ohio 45241

(1)	See footnote (8) in the preceding table.

(2)	All shares held by the ESOP are also included as shares beneficially owned by Mr. Siemers as Trustee of the ESOP.

(3)	Based upon information contained in a Schedule 13G/A, Amendment No. 3, filed on February 13, 2009, with the SEC by Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Mr. Jeffrey L. Gendell. According to the Schedule 13G/A, each of the foregoing reported shared voting power and shared dispositive power over 108,600 shares and Mr. Gendell reported sole voting power and sole investment power over 8,200 shares.

(4)	See footnote (4) in the preceding table.
PROPOSAL ONE — ELECTION OF DIRECTORS
     Our Board of Directors is divided into three classes, and directors in each class are elected to serve for three-year terms and until their respective successors are duly elected and qualified.
Nominees for Election and Incumbent Directors
     Pursuant to the Nominating Committee’s recommendation, the Board proposes the reelection of the following nominees to serve as directors of the Company until the annual meeting of stockholders in 2012 and until their successors are duly elected and qualified:

		Positions held	Director of the
Name	Age (1)	with the Company	Company/Franklin Since	Term to Expire

Richard H. Finan	74	Director	1987/1968	2012

Mary W. Sullivan	52	Director	2003/1996	2012

(1)	As of March 25, 2009.
     Richard H. Finan is an attorney and has practiced law since 1959, and is currently serving Of Counsel to the Columbus and Cleveland, Ohio law firm of Calfee, Halter and Griswold LLP. Mr. Finan was a member of the Ohio General Assembly from 1973 until 2002 and served as President of the Ohio Senate from 1997 until 2002. Mr. Finan also serves on the University of Dayton Board of Trustees.
     Mary W. Sullivan has been an attorney with the Cincinnati, Ohio law firm of Peck, Shaffer & Williams LLP since 1980. Ms. Sullivan serves as a director of Summit Mutual Funds, Inc., is the chairwoman of the Hamilton County Public Defenders Commission and is a former member of the Ohio Elections Commission.
     If either Mr. Finan or Ms. Sullivan is unable to serve, the shares represented by all valid proxies will be voted for the election of the substitute nominee(s), if any, recommended by the Board. At this time, we know of no reason why either Mr. Finan or Ms. Sullivan might be unable or unwilling to serve if elected. There are no arrangements or understandings between Mr. Finan and/or Ms. Sullivan and any other person pursuant to which he or she was selected.
     The Board of Directors recommends that you vote FOR the reelection of Mr. Finan and Ms. Sullivan.
     The following directors will continue to serve after the Meeting for the terms set forth opposite their names:

		Positions held	Director of the
Name	Age (1)	with the Company	Company/Franklin Since	Term to Expire

John J. Kuntz	57	Director	2006/2003	2010

Thomas H. Siemers	75	President, Chief Executive	1987/1953	2010
		Officer and Director

John L. Nolting	76	Director	1987/1981	2011

(1)	As of March 25, 2009.
     John L. Nolting has been the President and Chief Executive Officer of DataTech Services, Inc., a computer service company located in Cincinnati, since 1973. He also serves as the President and Chief Executive

Officer of Synoprise Solutions, Inc., a software developer located in Cincinnati, and is a director and the President of DirectTeller Systems, Inc.
     John J. Kuntz is the President of Butler Consulting Enterprises, LLC, a consulting firm that provides services to small and mid-size companies looking to sell their business or grow through acquisitions. Mr. Kuntz was formerly President and Chief Executive Officer of Intrieve, Incorporated, a data processing service provider located in Cincinnati, Ohio, and he served in that position from 2000 until Intrieve’s acquisition by Harland Financial Solutions, Inc. in April 2005. Prior to his appointment as President and Chief Executive Officer of Intrieve, Mr. Kuntz had held various positions with Intrieve since his employment there began in 1983. Mr. Kuntz also is a member of the Board of Trustees of Goshen Township, Ohio and serves on the advisory board of the Xavier University Williams College of Business. Mr. Kuntz is a licensed Certified Public Accountant.
     Thomas H. Siemers is the President and Chief Executive Officer of the Company. He has been a director of Franklin since 1953, served as President and Chief Executive Officer of Franklin from 1968 until July 2006, and has served as Chairman of Franklin since June 30, 2006. Mr. Siemers served as a director of the Federal Home Loan Bank of Cincinnati from 1978 to 1983, as the Chairman of the Ohio Savings and Loan League in 1981 and 1982 and served on the Executive Committee of the U.S. League of Savings Institutions from 1982 to 1985. Mr. Siemers is the father of Ms. Schmidt, the Secretary and Treasurer of the Company and the President, Chief Executive Officer and Vice Chairman of Franklin.
CORPORATE GOVERNANCE
Director Independence
     The Board has determined that Mr. Finan, Mr. Kuntz and Ms. Sullivan, who comprise a majority of the Board, are “independent directors” under NASDAQ independence standards. In determining their independence, the Board concluded that there are no relationships between such persons and the Company or Franklin that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director. In making its independence determination, the Board determined that there are no relationships or transactions between the Company or Franklin and our independent directors that are not disclosed under Item 404 of SEC Regulation S-K. The Board has determined that Mr. Siemers and Mr. Nolting are not independent.
Meetings of the Board and Committees of the Company
     Regular meetings of our Board are held quarterly. During the year ended December 31, 2008, the Board held a total of ten regular and special meetings. All of the directors attended at least 75% of the total meetings of the Board and meetings held by all committees on which he or she served during the year.
     Nominating Committee. Our Nominating Committee is comprised of Mr. Finan, Mr. Kuntz and Ms. Sullivan, each of whom is independent under applicable NASDAQ rules. The Nominating Committee met once during 2008. The Nominating Committee operates pursuant to a charter, which is available on our website, www.firstfranklin.com, under the “Investor Relations” tab. More information on the Nominating Committee can be found below under the heading “Director Nominations Process and Candidate Selection.”
     Audit Committee. Our Audit Committee is also comprised of Mr. Finan, Mr. Kuntz, and Ms. Sullivan, each of whom is independent under SEC and NASDAQ rules applicable to audit committees. The Audit Committee met seven times during 2008. The Board has determined that Mr. Kuntz is a “financial expert” under SEC rules. The Audit Committee operates pursuant to a charter, which is available on our website, www.firstfranklin.com, under the “Investor Relations” tab. A description of the duties of the Audit Committee can be found below under the heading “AUDIT COMMITTEE REPORT” below.

     We have no standing compensation committee and we do not pay compensation to any of our employees, which consist solely of our executive officers. All of the Company’s executive officers are also executive officers of Franklin, and are compensated by Franklin for their services. In accordance with NASDAQ rules, Mr. Finan, Mr. Kuntz and Ms. Sullivan, our independent directors, oversee and approve the compensation paid by Franklin to our executive officers, including reviewing and approving the determinations of Franklin’s compensation committee as it relates to executive officer compensation. We have determined that a compensation committee for the Company is not necessary because the committee would be comprised of the same three independent directors who already oversee our executive compensation. Our entire Board oversees and approves the Company’s and Franklin’s director compensation.
Meetings of the Board and Committees of Franklin
     Franklin’s board of directors includes the five directors of the Company, as well as Gretchen J. Schmidt and The Rev. Barry M. Windholtz. Franklin’s board of directors holds regular monthly meetings, and during 2008 held a total of 15 regular and special meetings. All directors attended at least 75% of the total meetings of Franklin’s board of directors and meetings held by all committees on which he or she served. Franklin’s board of directors has standing Executive and Compensation Committees.
     Executive Committee. Franklin’s Executive Committee consists of Franklin’s President and three other members of Franklin’s board of directors. Each member of Franklin’s board of directors, other than Franklin’s President, serves for a total of six months during the year on a rotating basis. This committee only meets as is necessary, and met twice during 2008. The committee exercises the power of Franklin’s board of directors between regular meetings of Franklin’s full board of directors, and all of its actions are reviewed and ratified by Franklin’s full board.
     Compensation Committee. Franklin’s Compensation Committee reviews and makes recommendations to Franklin’s board of directors regarding compensation of, and benefit programs involving, Franklin’s employees, including its executive officers. The determinations of Franklin’s Compensation Committee relating to executive officer compensation are reviewed and approved by the Company’s independent directors. The Compensation Committee is comprised of Messrs. Siemers, Finan, and Nolting. Mr. Siemers does not participate in decisions or deliberations regarding his own compensation. This committee met twice during 2008.
Director Nominations Process and Candidate Selection
     Our Nominating Committee oversees the nominations process and recommends to the Board a slate of director nominees. The members of the Nominating Committee are Mr. Finan, Mr. Kuntz and Ms. Sullivan, each of whom is independent. The Nominating Committee’s charter sets forth the committee’s responsibilities regarding the nominations process.
     Our Nominating Committee has not established a formal process for identifying and evaluating nominees due to the committee’s desire to approach the nominations process according to the composition of our Board at the time. However, the process for identifying and evaluating nominees is generally as follows: In the case of an incumbent director whose term of office is set to expire, the Nominating Committee reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation, and quality of performance. When searching for a new candidate, the committee may look first to directors of Franklin who are not on the Company’s Board. The Nominating Committee will then either nominate incumbent directors for reelection, will nominate current directors of Franklin to serve on the Company’s Board or, if the committee feels a new director is necessary or desirable, will use its network of contacts to compile a list of potential candidates. The Company has not in the past used search firms to identify director candidates. The committee then meets to discuss and consider each candidate’s qualifications and chooses the nominees by majority vote.
     The Nominating Committee does not have any specific criteria that it believes nominees for election as directors of the Company must meet. However, the committee generally looks for candidates who will be most effective in meeting the long term interests of the Company and our stockholders, who possess high personal values, integrity, and judgment, and who have an understanding of the environment in which the Company and Franklin do business. Factors such as community involvement, financial and business development expertise and business experience are all considered when evaluating potential nominees. In the case of new director candidates, the committee determines whether the nominee is “independent” and whether the new director must be independent for us to remain in compliance with NASDAQ listing requirements.
     The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee Charter provides that the committee will receive and evaluate candidates for director proposed by stockholders equally, and using the same criteria, as recommendations from our Board, the Nominating Committee, management or other sources. The Nominating Committee does not have any other policies or procedures regarding the consideration of stockholder candidate recommendations. Our lack of policies and procedures regarding stockholder recommendations is primarily due to the absence of such recommendations.
     A stockholder who wishes to make a recommendation for a director candidate should contact our Board of Directors in the manner described below the heading “Stockholder Communications with Directors.” Any stockholder wishing to make a formal nomination for a director candidate must follow the procedures set forth in Article II, Section 11 of our Amended and Restated Bylaws.
Processes and Procedures for Determining Director and Executive Officer Compensation
     Each year in conjunction with Franklin’s annual budgeting process, management and Franklin’s Compensation Committee review thrift industry compensation survey information obtained from trade associations and the local Chamber of Commerce, as well as Franklin’s current compensation structure. Based upon this review, an overall compensation budget for Franklin is established and approved by Franklin’s board.
     In light of this budget, Ms. Schmidt, Franklin’s President and Chief Executive Officer, recommends salary levels for Franklin’s other executives based upon her performance reviews of Franklin’s executive officers and salary information contained in the compensation surveys reviewed by the Compensation Committee. The Compensation Committee then reviews Ms. Schmidt’s recommendations and approves annual salaries for Franklin’s executive officers, which is done in light of any employment agreement between the officer and Franklin providing for a specified amount of compensation. Franklin’s Compensation Committee directly conducts Ms. Schmidt’s performance review and establishes her salary based on her performance, the compensation survey information available and the overall compensation budget.
     In addition to their base salary, our executive officers receive allocations under the ESOP and Franklin’s 401(k) plan, both of which are described below under the heading “Retirement Benefits.” Participation in these plans is not limited to just officers, and all employees who meet specified eligibility requirements may participate. Also, our officers receive a limited amount of perquisites, such as car allowances and insurance benefits, which are considered by the Compensation Committee when determining salary levels and overall compensation.
     Once Franklin’s Compensation Committee and board have determined executive officer compensation for the year, the compensation of our executive officers (including the determinations of Franklin’s Compensation Committee) is further reviewed and approved by the Company’s independent directors in accordance with NASDAQ rules.
     Both the Company’s and Franklin’s director fees are set by the Company’s full Board, based on a review of director fees at comparably sized companies.
Director Compensation
     The following tables set forth all compensation paid by the Company and Franklin to their directors during 2008, excluding Mr. Siemers, whose compensation as a director of the Company is included in the

“Summary Compensation Table” below. Neither Mr. Siemers nor Ms. Schmidt received director fees from Franklin in 2008. The Company and Franklin only pay cash director fees and do not pay any other form of director compensation. Neither the Company nor Franklin pays fees for Board or committee meeting attendance.
Director Compensation — First Franklin Corporation

					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash (1)	Awards	Awards	Compensation	Earnings	Compensation	Total (1)

Richard H. Finan	$7,500	—	—	—	—	—	$7,500

John H. Nolting	$7,500	—	—	—	—	—	$7,500

Mary W. Sullivan	$7,500	—	—	—	—	—	$7,500

John J. Kuntz	$7,500	—	—	—	—	—	$7,500

(1)	Consists solely of an annual cash retainer of $7,500, paid in five equal installments.
Director Compensation — The Franklin Savings and Loan Company

					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash (1)	Awards	Awards	Compensation	Earnings	Compensation	Total (1)

Richard H. Finan	$18,000	—	—	—	—	—	$18,000

John L. Nolting	$18,000	—	—	—	—	—	$18,000

Mary W. Sullivan	$18,000	—	—	—	—	—	$18,000

John J. Kuntz	$18,000	—	—	—	—	—	$18,000

Barry M. Windholtz	$18,000	—	—	—	—	—	$18,000

(1)	Consists solely of an annual cash retainer of $18,000, paid in equal monthly installments.
Stockholder Communications with Directors
     A stockholder may communicate with our directors by mailing a written communication, addressed to the full Board, to an individual director, or to a group of directors at our address at 4750 Ashwood Drive, Cincinnati, Ohio 45241. All such communications will be reviewed by our Secretary and, except for communications clearly of a marketing nature, will then be forwarded to the full Board or to the specified director or directors.

Director Attendance at the Annual Meeting
     We expect all incumbent directors and nominees to attend our annual meeting of stockholders. Directors and nominees who cannot attend an annual meeting in person are expected to, if possible, attend telephonically or through other means of communication. Any director or nominee who cannot attend an annual meeting is expected to notify our Secretary of his or her inability to attend as far in advance of the annual meeting as possible. All five of our directors attended our 2008 annual meeting.
EXECUTIVE OFFICERS
     The following information describes the business experience during the past five years of the executive officers of the Company and Franklin, other than Mr. Siemers whose experience is described above under the heading “PROPOSAL ONE — ELECTION OF DIRECTOR AND BOARD INFORMATION.” Each officer is elected annually to serve at the pleasure of the Board of Directors of the Company or Franklin, as applicable. There are no arrangements or understandings between the persons named below and any other person pursuant to which such officers were elected.
     Gregory W. Meyers, age 52, is a Vice President and the Chief Lending Officer of Franklin. Prior to joining Franklin in August 2004, Mr. Meyers served as Vice President, Manager of Mortgage Lending of First Financial Bank in Hamilton, Ohio. From 1993 to 1997, Mr. Meyers was Vice President of Commercial Real Estate and Mortgage Lending with The Huntington National Bank.
     John P. Owens, age 51, is a Vice President and Chief Retail Banking Officer of Franklin. Prior to joining Franklin in September 2004, Mr. Owens was a Vice President and Commercial Real Estate Officer with Oak Hill Bank. From 1998 until 2003, Mr. Owens was a Vice President and Chief Lending Officer with Ameriana Bank and Trust.
     Gretchen J. Schmidt, age 52, has been the Secretary and Treasurer of the Company since 1988. She also serves as President, Chief Executive Officer and Vice Chairman and a director of Franklin, Vice President, Secretary, and a director of Madison Service Corporation, Franklin’s wholly owned subsidiary, and the Secretary of DirectTeller Systems, Inc. Ms. Schmidt held a variety of part-time positions with Franklin between 1971 and 1978 and has held various full-time positions since 1978. Before becoming Franklin’s President and Chief Executive Officer in July 2006, she was Franklin’s Vice President of Operations, responsible for branch operations and general corporate administration. Ms. Schmidt is the daughter of Mr. Siemers.
     Lawrence J. Spitzmueller, age 51, joined Franklin in 1992 as Chief Compliance and Security Officer, became Vice President for Residential Lending in April 2002, was named Vice President of Compliance and Internal Audit in 2003 and Corporate Secretary in 2006. Prior to joining Franklin, he was an enforcement attorney with the Office of Thrift Supervision.
     Daniel T. Voelpel, age 61, has been Vice President and Chief Financial Officer of the Company since 1988. He also serves as Senior Vice President and Chief Financial Officer of Franklin, Treasurer of DirectTeller Systems, Inc., and Treasurer and a director of Madison Service Corporation. He has been with Franklin since 1983.
Executive Compensation
     The following table provides certain compensation information for Messrs. Siemers and Voelpel and Ms. Schmidt, our named executive officers. The table includes compensation paid by Franklin for all services rendered during the periods shown because the Company currently does not pay any compensation to its executive officers.

Summary Compensation Table

									Nonqualified
								Non-Equity	Deferred
Name and						Stock	Option	Incentive Plan	Compensation	All Other
Principal Position	Year	Salary		Bonus		Awards	Awards	Compensation	Earnings	Compensation		Total

Thomas H. Siemers	2008	$117,000	(1)	—		—	—	—	—	$27,515	(3)	$144,515
President, Chief	2007	$125,000		—		—	—	—	—	$40,133	(3)	$165,133
Executive Officer and Director of the Company; Chairman and Director of Franklin

Gretchen J. Schmidt	2008	$176,458	(1)	—		—	—	—	—	$21,277	(4)	$197,735
Secretary and	2007	$175,000		—		—	—	—	—	$34,225	(4)	$209,225
Treasurer of the Company; President, Chief Executive Officer and Director of Franklin

Daniel T. Voelpel	2008	$146,208	(1)	$2,750	(2)	—	—	—	—	$17,293	(5)	$166,251
Vice President and	2007	$145,000		—		—	—	—	—	$29,576	(5)	$174,576
Chief Financial Officer of the Company; Senior Vice President and Chief Financial Officer of Franklin

(1)	For Mr. Siemers, reflects payment of salary at a rate of $125,000 annually until September 1, 2008, and payment at a rate of $101,000 annually for the remainder of 2008. For Ms. Schmidt, reflects payment of salary at a rate of $175,000 annually until March 1, 2008, and payment at a rate of $176,750 annually for the remainder of 2008. For Mr. Voelpel, reflects payment of salary at a rate of $145,000 annually until March 1, 2008, and payment at a rate of $146,450 annually for the remainder of 2008.

(2)	Reflects discretionary bonus paid to Mr. Voelpel.

(3)	Consists of contributions to Franklin’s 401(k) plan of $3,813 for 2008 and $13,645 for 2007, allocations to Mr. Siemer’s ESOP account with values of $6,090 in 2008 and $7,535 in 2007, cash director fees from the Company of $7,500 for each of 2008 and 2007, life insurance premiums paid by Franklin of $3,392 for 2008 and $3,348 for 2007, and $6,720 in 2008 and $8,105 in 2007 for use of a company automobile.

(4)	Consists of contributions to Franklin’s 401(k) plan of $5,519 for 2008 and $18,111 for 2007, allocations to Ms. Schmidt’s ESOP account with values of $8,814 in 2008 and $10,001 in 2007, life insurance premiums paid by Franklin of $402 in 2008 and $565 in 2007, and $6,542 in 2008 and $5,548 in 2007 for use of a company automobile.

(5)	Consists of contributions to Franklin’s 401(k) plan of $4,627 in 2008 and $15,112 for 2007, allocations to Mr. Voelpel’s ESOP account with values of $7,389 in 2008 and $8,345 in 2007, life insurance premiums paid by Franklin of $889 in 2008 and $1,310 in 2007, and $4,388 in 2008 and $4,809 in 2007 for use of a company automobile.
Employment Contracts
     Thomas H. Siemers. In October 2000, Franklin entered into a three-year employment agreement with Mr. Siemers. The agreement provides for a salary and performance review by Franklin’s board at least annually. After such review and prior to the expiration of each year of the agreement, Franklin’s board may extend the agreement for periods of one year each. The current expiration date of the agreement is October 23, 2011. In July 2006, in connection with his retirement as the President and Chief Executive Officer of Franklin, Franklin’s board reduced Mr. Siemers’ annual salary to $125,000 to reflect the reduction in his duties. In 2008, Mr. Siemers asked the Company to further reduce his salary to $101,000, and this reduction became effective September 1, 2008. The agreement also provides for inclusion of Mr. Siemers in any formally established employee benefit, bonus, pension, and profit-sharing plans for which senior management personnel are eligible and for vacation and sick leave.

     Franklin may terminate the agreement at any time. In the event of termination by Franklin for “just cause,” as defined in the agreement, Mr. Siemers has no right to receive any compensation or other benefits for any period following such termination. In the event of a termination other than for “just cause” and not in connection with a “change of control,” as defined in the agreement, Mr. Siemers will be entitled to payment of an amount equal to his annual salary in monthly payments for a period of 36 months, plus benefits. The agreement further provides that in the event of a termination without just cause in connection with or within one year of a “change of control,” Mr. Siemers will be entitled to payment of an amount equal to three times his annual salary. The amount which would be payable to Mr. Siemers in the event of a “change of control,” based upon his salary as of December 31, 2008, is $303,000.
     Daniel T. Voelpel and Gretchen J. Schmidt. On August 10, 2006, Franklin entered into new employment agreements with each of Ms. Schmidt and Mr. Voelpel. These agreements were effective as of July 1, 2006, and had original terms of three years each, but these agreements have each been extended and have current expiration dates of July 1, 2011. The agreements provide for annual performance reviews by, in the case of Ms. Schmidt, Franklin’s Board, and in the case of Mr. Voelpel, by Franklin’s Board or Ms. Schmidt. The agreements provide for minimum annual base salaries of $175,000 for Ms. Schmidt and $145,000 for Mr. Voelpel, which may be increased in Franklin’s board’s discretion based on the results of the annual performance review. In March 2008, Ms. Schmidt’s salary was increased to $176,750 and Mr. Voelpel’s was increased to $146,450. The agreements also provide for vacation and sick leave, as well as participation by Ms. Schmidt and Mr. Voelpel in all formally established employee benefit, bonus and retirement plans maintained by Franklin.
     Franklin may terminate either agreement at any time. If Franklin terminates an agreement for “just cause,” as defined in the agreement, Mr. Voelpel or Ms. Schmidt, as applicable, would have no right to receive any compensation or benefits under the agreement after the date of termination. If the termination is without “just cause” and not in connection with a “change of control,” as defined in the agreement, he or she will be entitled to receive payment of his or her annual salary for a period of 12 months after termination, plus benefits. If the termination is in connection with a “change of control,” Mr. Voelpel or Ms. Schmidt, as applicable, would be entitled to a payment of three times his or her annual salary. The amounts payable to Ms. Schmidt and Mr. Voelpel in the event they were terminated in connection with a “change of control,” based upon their salaries as of December 31, 2008, would be $530,250 and $439,450, respectively.
Stock Option Information
     The Company did not grant any options to purchase shares of the Company’s stock during 2008. The following table contains information regarding the number and value of unexercised options held by Messrs. Siemers and Voelpel and Ms. Schmidt at December 31, 2008. All currently outstanding options to purchase Company stock are fully vested and exercisable. The Company has never granted, and does not have outstanding, any restricted stock, stock units or other equity-based awards.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards Made By the Company
			Equity Incentive
	Number of	Number of	Plan Awards:
	Securities	Securities	Number of
	Underlying	Underlying	Securities
	Unexercised	Unexercised	Underlying
	Options/	Options/	Unexercised	Option	Option
Name	Exercisable	Unexercisable	Unearned Options	Exercise Price	Expiration Date

Thomas H. Siemers	4,875	—	—	$22.42	03/01/10

Gretchen J. Schmidt	2,250	—	—	$12.81	03/01/10
	2,250	—	—	$7.75	03/01/11
	4,500	—	—	$10.14	03/01/12
	4,500	—	—	$13.73	03/01/13
	2,250	—	—	$17.67	03/01/14
	2,250	—	—	$20.38	03/01/15

Daniel T. Voelpel	2,250	—	—	$12.81	03/01/10
	3,750	—	—	$10.14	03/01/12
	4,500	—	—	$13.73	03/01/13
	2,250	—	—	$17.67	03/01/14
	2,250	—	—	$20.38	03/01/15

Retirement Benefits
     Employee Stock Ownership Plan. The Company has established the ESOP for the benefit of employees of the Company and its subsidiaries, including Franklin, who are age 21 or older and who have completed at least one year of service. The ESOP provides an ownership interest in the Company to all eligible full-time employees of Franklin. ESOP shares are allocated among participants on the basis of compensation. Except for participants who retire, become disabled or die during a plan year, all other participants must have completed at least 1,000 hours of service in order to receive an allocation. Benefits under the ESOP become fully vested after five years of service.
     401(k) Plan. Participation in this plan is open to substantially all full-time employees of the Company and its subsidiaries including Franklin, who are age 21 or older and who have completed at least one year of service. Through 2007, this plan was non-contributory and the Company, in its discretion, made an annual contribution to the plan equal to 10% of the eligible employees’ taxable compensation. Participants were not eligible to make contributions to the plan. The Company’s contributions were allocated to each participants’ account, subject to vesting on a graduated scale over six years. Effective January 1, 2008, this plan was converted to a profit sharing plan with a 401(k) feature. Participants are now permitted to contribute to the plan, and the Company is required to make a minimum contribution of 3% of each employee’s annual taxable income to the plan. Each year, depending on the Company’s profits, the Company will consider making a profit sharing contribution to the plan. Each participant may allocate their contribution in specified investment options, which primarily consist of mutual funds. At the participant’s option, their account may be distributed upon termination of employment, death or retirement, or retained in their current investments.

RELATED PERSON TRANSACTIONS
     Franklin, like many financial institutions, makes loans to its officers, directors, and employees and their family members for the financing and improvement of their personal residences and consumer loans for other purposes. None of these loans involve more than the normal risk of collectibility or present other unfavorable features and, except as set forth below, all such loans are made in the ordinary course of business on substantially the same terms and collateral as those available to the general public. Currently, for loans to the officers, directors, and employees of the Company or Franklin , interest rates are generally set at 1% over Franklin’s cost of funds or 2% below the rate being offered to the public, whichever is greater, subject to adjustment to market rates in the event that employment is terminated. The applicable interest rate on each such loan may be modified annually based on prevailing market rates in the discretion of the borrower. If the employment relationship is terminated, the rate reverts to the contract rate. Loan fees on mortgage loans to employees are generally waived, except to the extent of direct loan origination expenses incurred by Franklin. Other loans are reviewed on an individual basis and any preferential treatment given is based on the employee’s length of service, work performance, and past credit history.
     Set forth below is certain information as of February 28, 2009, regarding all loans made by Franklin to each of its and the Company’s current directors or executive officers which were granted at below market rates and which, for any individual, resulted in an aggregate indebtedness to Franklin exceeding $120,000 at any time since January 1, 2008:

							Market Interest
		Largest Amount					Rate at the Time of
	Nature of	Outstanding	Balance as of	Principal Paid	Interest Paid	Current	Origination /
Name	Indebtedness	Since 01/01/2008	02/28/2009	Since 01/01/2008	Since 01/01/2008	Interest Rate	Modification

John J. Kuntz	First mortgage -	$248,206	$242,077	$6,128	$12,883	4.500%	6.500%
	personal residence

Gretchen J. Schmidt	Line of credit	$98,422	$94,741	$3,681	$4,847	4.000%	6.000%
	First mortgage -
	personal residence	471,597	459,229	12,368	21,742	4.000	6.250

Lawrence J.	First mortgage -	$136,697	$131,402	$5,295	$6,266	4.000%	5.875%
Spitzmueller	personal residence

	Line of credit	20,904	18,922	3,134	1,066	4.000	6.000

Daniel T. Voelpel	First mortgage -	$88,895	$82,278	$6,617	$4,009	4.000%	5.750%
	personal residence
	Line of Credit	33,138	19,470	20,197	1,503	4.000	4.500
	Passbook loan	6,849	6,579	270	192	10.400	5.150
	Passbook loan	6,902	0	6,902	206	4.390	5.390
	Passbook loan	5,835	5,571	265	170	5.580	6.580
	Passbook loan	5,852	2,473	3,379	142	4.870	5.870
	Passbook loan	4,112	3,946	166	274	5.810	6.810

     In addition to the loans described above, set forth below is certain information as of February 28, 2009, regarding all loans made by Franklin to immediate family members of its current directors or executive officers which were granted at below market rates and which, for any individual, resulted in an aggregate indebtedness to Franklin exceeding $120,000 at any time since January 1, 2008. This program was discontinued during 2007.

							Market Interest
		Largest Amount					Rate at the Time of
	Nature of	Outstanding	Balance as of	Principal Paid	Interest Paid	Current	Origination /
Name	Indebtedness	Since 01/01/2008	02/28/2009	Since 01/01/2008	Since 01/01/2008	Interest Rate	Modification

Michael J. Finan (1)	First mortgage -	$145,150	$141,589	$3,561	$9,000	5.375%	6.250%
	personal residence

Christina M. Freese (2)	First mortgage -	$197,404	$192,846	$4,558	$9,970	4.375%	6.500%
	personal residence

Julie L. Gorsuch (1)	First mortgage -	$204,646	$197,821	$6,825	$12,637	5.375%	6.250%
	personal residence

Heidi J. Walsh (3)	Consumer loan	$7,575	$4,104	$3,471	$362	5.490%	7.490%
	First mortgage -	158,703	157,002	1,701	7,457	4.125	6.125
	personal residence
	Consumer loan	1,548	0	1,548	23	5.990	7.990
	Line of credit	30,521	30,416	0	1,638	5.414	6.000

Daniel J. Nolting (4)	First mortgage -	$401,511	$392,808	$8,703	$17,764	4.125%	6.000%
	personal residence

Christian A.	First mortgage -	$162,212	$158,004	$4,207	$7,713	4.125%	5.500%
Voelpel (5)	personal residence
	Line of credit	8,964	8,884	50	465	4.000	5.500

Jeffrey D. Voelpel (5)	First mortgage -	$146,104	$143,686	$2,418	$6,993	4.125%	5.875%
	personal residence

(1)	Mr. Finan’s child.

(2)	Mr. Spitzmueller’s stepdaughter.

(3)	Mr. Siemers’ daughter

(4)	Mr. Nolting’s son.

(5)	Mr. Voelpel’s son.
     We own a 51% interest in DirectTeller Systems, Inc. (“DirectTeller”), an Ohio corporation that markets computer software developed by DataTech Services, Inc. (“DataTech”) to financial institutions. Mr. Nolting is the President and Chief Executive Officer of DataTech, which owns the remaining 49% interest in DirectTeller. Mr. Nolting serves as the director and President of DirectTeller, his son David Nolting serves as the Vice President and several officers of the Company also serve as officers of DirectTeller, none of whom receive any compensation from DirectTeller. When our Board of Directors approved this venture in 1989, Mr. Nolting abstained from voting on the matter. We initially contributed $50,000 and DataTech contributed the software that it developed to the initial capitalization of DirectTeller. We are responsible for maintaining the financial records of DirectTeller, and DataTech is obligated to manage its day to day operations, including software maintenance and marketing. DataTech does not receive a management fee for performing these services. From time to time DataTech has performed services for DirectTeller outside the scope of day to day operations and has received payments for doing so. No such services were provided by DataTech to DirectTeller in 2008. Our investment in DirectTeller was $50,000 at December 31, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of a registered class of our stock, to file reports of ownership and changes of ownership in our stock with the SEC. These persons are required by regulation to furnish us with copies of all Section 16 reports that they file. To our knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16 reports required during the year ended December 31, 2008, were timely filed.
PROPOSAL TWO — RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Clark, Schaefer conducted the independent audit of our financial statements for the year ended December 31, 2008, and the Audit Committee has selected Clark, Schaefer as our independent registered public accounting firm for the 2009 fiscal year. Although we are not required by our governing documents or Delaware law to seek stockholder ratification of our auditors, our Board of Directors and the Audit Committee believe it is desirable to do so. If the selection of Clark, Schaefer is not ratified, then the Audit Committee will reconsider its selection. If the selection of Clark, Schaefer is ratified, then the Audit Committee, in its discretion, may nonetheless select a different independent registered public accounting firm any time during the year if it determines that such a change would be in the best interest of the Company and our stockholders.
     The Audit Committee and our Board of Directors request and recommend that our stockholders ratify the selection of Clark, Schaefer as our independent registered public accounting firm for the 2009 fiscal year. Management expects that a representative of Clark, Schaefer will be present at the Meeting, and that such representative will be available to respond to appropriate questions and will have an opportunity, if desired, to make a statement.
     Our Board of Directors and the Audit Committee recommend that you vote FOR the ratification of the selection of Clark, Schaefer as our independent registered public accounting firm for the 2009 fiscal year.
Audit and Non-Audit Fees
     The following table presents fees we paid to Clark, Schaefer for the audit of our annual financial statements for the years ended December 31, 2008 and 2007, and fees billed for other services rendered by Clark, Schaefer during those periods.

	Year Ended	Year Ended
Type of Fees	December 31, 2008	December 31, 2007

Audit fees (1)	$91,650	$87,375
Audit related fees (2)	1,175	2,890
Tax fees (3)	5,890	11,010
All other fees (4)	5,000	—

Total fees	$103,715	$101,275

(1)	These are fees for professional services performed by Clark, Schaefer for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q, and services that are normally provided in connection with statutory or regulatory filings or engagements.
(Footnotes continued on next page)

(2)	These are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, such as addressing regulatory issues and internal audit questions.

(3)	These are fees for professional services performed by Clark, Schaefer with respect to tax compliance, tax advice, and tax planning, such as the preparation of federal, state, and local tax returns.

(4)	These are fees for any other work that is not included in any of the above categories, such as the review of our business plan and strategies.
     Our Audit Committee must pre-approve all services to be performed by our independent registered public accounting firm. During 2008, our Audit Committee approved in advance all services provided to us by Clark, Schaefer.
Audit Committee Report
     Our Audit Committee is comprised of Messrs. Finan and Kuntz and Ms. Sullivan, all of whom our Board of Directors has determined are “independent” under NASDAQ Rule 4200(a)(15) and SEC Rule 10A-3. In addition, our Board of Directors has determined that Mr. Kuntz is a “financial expert” under SEC rules. The Audit Committee is responsible for overseeing our accounting functions and controls, as well as engaging an accounting firm to audit our financial statements.
     The Audit Committee received and reviewed the report of Clark, Schaefer regarding the results of their audit, as well as the written disclosures and the letter from Clark, Schaefer required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the Audit Committee regarding independence. The Audit Committee reviewed the audited financial statements with our management. A representative of Clark, Schaefer also discussed with the Audit Committee the independence of Clark, Schaefer from the Company, as well as the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. Discussions between the Audit Committee and the representative of Clark, Schaefer included the following:
•	Clark, Schaefer’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to Clark, Schaefer’s retention

•	Whether Clark, Schaefer encountered any difficulties in performing the audit

•	Clark, Schaefer’s judgments about the quality of our accounting principles

•	Clark, Schaefer’s responsibilities for information prepared by management that is included in documents containing audited financial statements
     Based on its review of the financial statements and its discussions with management and the representative of Clark, Schaefer, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008, to be filed with the SEC.
     Submitted by the Audit Committee of the Company’s Board of Directors:

Richard H. Finan	John K. Kuntz	Mary W. Sullivan

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
     Stockholder Proposals Pursuant to Rule 14a-8. In order to be considered for inclusion in the proxy materials distributed to our stockholders for the 2010 Annual Meeting of Stockholders, a stockholder proposal pursuant to SEC Rule 14a-8 must be received by us no later than December 8, 2009. Written requests for inclusion should be addressed to First Franklin Corporation, Attn: Secretary, 4750 Ashwood Drive, Cincinnati, Ohio 45241. Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act.
     Other Stockholder Proposals. With respect to any other stockholder proposal, the proxy card for our 2009 Annual Meeting will grant the named proxies the authority to vote in their discretion on any matters raised at the 2009 Annual Meeting, without mention of the matter in the proxy materials for the meeting, unless the proponent (i) notifies us of such proposal no earlier than January 19, 2010, nor later than February 19, 2010 and (ii) complies with the other requirements set forth in SEC Rule 14a-4.
OTHER MATTERS
     Our Board of Directors is not aware of any business to come before the Meeting other than the matters described in this Proxy Statement. However, if any other matter properly comes before the Meeting, the holders of the proxies will act upon such matter in their best judgment.

By Order of the Board of Directors:

Cincinnati, Ohio	Thomas H. Siemers
April 7, 2009	President and Chief Executive Officer

First Franklin Corporation
c/o National City Bank
Shareholder Services Operations
Locator 5352 P. O. Box 94509
Cleveland, OH 44101-4509

V o t e b y T e l e p h o n e

Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

V o t e b y I n t e r n e t

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.

V o t e b y M a i l

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided.
Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 6:00 a.m. Eastern Daylight Time on May 18, 2009 to be counted in the final tabulation.
If you vote by telephone or over the Internet, do not mail your proxy card.

è
If voting by mail, Proxy must be signed and dated below.
ê  Please fold and detach card at perforation before mailing.  ê

FIRST FRANKLIN CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
MAY 18, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints John J. Kuntz, John L. Nolting and Thomas H. Siemers, or any of them, with full powers of substitution and resubstitution, to act as proxy or proxies for the undersigned to vote all shares of Common Stock of First Franklin Corporation (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 18, 2009, at the corporate offices of the Company located at 4750 Ashwood Drive, Cincinnati, Ohio 45241, at 3:00 p.m. local time and at any and all adjournments thereof, as indicated on the reverse.
The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement dated April 7, 2009, and a copy of the 2008 Annual Report to Stockholders.

Dated:	, 2009

Signature

Signature if held jointly

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

YOUR VOTE IS IMPORTANT
If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope to National City Bank, PO Box 535300, Pittsburgh, PA 15253, so your shares are represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.
ê  Please fold and detach card at perforation before mailing.  ê

First Franklin Corporation	Revocable Proxy
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND “FOR” RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
This proxy shall be deemed terminated and of no further force and effect if the undersigned attends and votes in person at the Meeting or submits a later-dated proxy or written revocation to the Company prior to the commencement of voting at the Meeting.
The Board of Directors recommends a vote “FOR” the nominees listed and “FOR” the ratification of the selection of the Company’s independent registered public accounting firm.

1.	The reelection of two directors for terms expiring in 2012:		(1) Richard H. Finan	(2) Mary W. Sullivan

	❑	FOR all nominees listed above	❑	WITHHOLD AUTHORITY
		(except as listed to the contrary below)		to vote for all nominees listed above.
To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above.

2.	The ratification of the selection of Clark, Schaefer, Hackett & Co. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009.

❑ FOR	❑ AGAINST	❑ ABSTAIN
In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

❑	Please check here if you plan to attend the Annual Meeting of Stockholders.
(To be signed on reverse side.)